Exhibit (i)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Service Providers” in the Prospectuses of the Boston Partners Investment Funds (Institutional Class and Investor Class) of The RBB Fund, Inc. dated February 29, 2016, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Boston Partners Investment Funds dated February 29, 2016, and to the incorporation by reference in Post-Effective Amendment No. 193 to the Registration Statement of The RBB Fund, Inc. (Form N-1A: File No. 33-20827) of our report dated October 30, 2015 with respect to the financial statements and financial highlights of the Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners All-Cap Value Fund, WPG Partners Small/Micro Cap Value Fund, Boston Partners Global Equity Fund, and Boston Partners Global Long/Short Fund (seven of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Report to shareholders for the year ended August 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 23, 2016